UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 6, 2011
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.3
EX-10.5
EX-10.15

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 6, 2011, Rockville Financial, Inc. and Rockville Bank amended and restated the employment agreements of each of “Named Executive Officers” Christopher E. Buchholz, Richard J. Trachimowicz and John T. Lund, effective January 1, 2011. The agreements were amended and restated to extend the term of each of the agreements until December 31, 2011, subject to potential annual extensions (Rockville Financial, Inc.’s standard practice for the one-year contracts), and to:
•	remove the reimbursement requirement of Rockville Financial, Inc. for excise or income taxes payable by the executive pursuant to Section 280G of the Internal Revenue Code as a result of a change-in-control payment so that such payments are now payable at the greater of (i) the full amount of the payment (less any excise and income taxes) or (ii) $1.00 less than the amount that would trigger the tax obligation;
•	remove the requirement that Rockville Financial, Inc. fund a rabbi trust to provide for full payment of all potential obligations to each executive arising in connection with a change-in-control;
•	remove the standard for gross negligence or misconduct in connection with a clawback by Rockville Financial, Inc. from bonuses or other equity or incentive compensation based on misstated earnings;
•	reduce the severance payable to each executive in the event of termination other than in connection with a change-in-control from 3.0 times the sum of the executive’s base pay and cash bonuses to a sum of 1.5 times the sum of the executive’s base pay and cash bonuses;
•	add a limitation on the acceleration of vesting of equity-based awards in connection with a change-in-control so that any accelerated vesting is now conditioned on the termination of the executive within two years after a change-in-control;
•	amend the definition of change-in-control so that a change-of-control is deemed to have occurred if any person becomes the beneficial owner of 50.0% or more of the voting securities of Rockville Financial, Inc., rather than the previous 25% beneficial ownership standard.
The Employment Agreements as amended and restated of Christopher E. Buchholz, Richard J. Trachimowicz and John T. Lund are included as Exhibits 10.3, 10.5 and 10.15, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Similar extensions and amendments were made to other executives’ contracts.
ITEM 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Number	Description
Exhibit 10.3	Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and Christopher E. Buchholz, effective January 1, 2011

Exhibit 10.5	Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and Richard J. Trachimowicz, effective January 1, 2011

Exhibit 10.15	Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and John T. Lund, effective January 1, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2011	ROCKVILLE FINANCIAL, INC.
Registrant

	By:	/s/ John T. Lund John T. Lund
Senior Vice President/
Chief Financial Officer

Exhibit Index

Number	Description
Exhibit 10.3	Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and Christopher E. Buchholz, effective January 1, 2011

Exhibit 10.5	Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and Richard J. Trachimowicz, effective January 1, 2011

Exhibit 10.15	Employment Agreement as amended and restated by and among Rockville Financial, Inc., Rockville Bank and John T. Lund, effective January 1, 2011